Exhibit 99.4

NOVATION AGREEMENT

dated as of September 10, 2007 among:

Fenway Capital, LLC (the “Transfer or”),

Ebbets Funding PLC (the “Transferee”)

and

Agilent Technologies World Trade, Inc. (the “Remaining Party”)

The Transferor and the Remaining Party have entered into the Transaction identified in the attached Schedule A (the “Old Transaction”), evidenced by a Confirmation dated January 27, 2006 (Reference: “Project Arrow Repurchase Transaction”) (the “Old Confirmation”) and subject to a TBMA Master Repurchase Agreement dated as of January 27, 2006 (the “Old Agreement”), as supported by a Guaranty of Agilent Technologies, Inc. (the “Guaranty”) in regard of the Remaining Party’s obligations under the Old Transaction.

The Remaining Party and the Transferee are deemed to have entered into a TBMA Master Repurchase Agreement (the “New Agreement”) dated the date hereof together with an Annex I with substantially identical terms, but including such changes as are specified on Schedule B, as the Annex attached to the Old Agreement.

(1)          With effect from and including September 10, 2007 (the “Novation Date”), the Transferor wishes to transfer by novation to the Transferee, and the Transferee wishes to accept the transfer by novation of, all the rights, liabilities, duties and obligations of the Transferor under and in respect of, and all of Transferor’s rights and interest in the Guaranty in respect of, a portion of the Purchase Price of the Old Transaction equal to an amount of at least $100,000 or an integral multiple thereof and as specified in the attached Schedule A (such portion, the “Novated Portion”), with the effect that the Remaining Party and the Transferee enter into a new transaction between them having a Purchase Price equal to the Novated Portion (each a “New Transaction”) and on terms (except for the Purchase Price) identical to those of the Old Transaction, as described in more detail below.

(2)          With effect from and including the Novation Date, as applicable, the Transferor wishes to transfer to the Transferee the number of Purchased Securities equal to the portion of the Purchased Securities transferred by the Remaining Party in respect of the Novated Portion of the Old Transaction together with any Income received but not yet transferred in accordance with Paragraph 5 of the Old Agreement, provided that the Transferee’s obligations in respect of any such Income shall be determined by reference to the date of receipt thereof by the Transferor.

(3)          The Remaining Party and the Transferor wish to amend the Old Transaction to reflect a Purchase Price (the “Remaining Portion”) equal to the Purchase Price prior to the Novation Date less the Novated Portion, and to continue in full force and effect the Old Agreement and the Old Transaction with respect to such Remaining Portion.

(4)          With effect from and including the Novation Date, the Remaining Party wishes to accept the Transferee as its sole counterparty with respect to the New Transaction.

(5)          The Transferor and the Remaining Party wish to have released and discharged their respective obligations under and in respect of the Novated Portion of the Old Transaction.

Accordingly, the parties agree as follows:

1.                                      Definitions.

Terms defined in the Old Agreement and the Old Confirmation are used herein as so defined, unless otherwise provided herein.

2.                                      Transfer, Release, Discharge, Amendment and Undertakings.

With effect from and including the Novation Date and in consideration of the mutual representations, warranties and covenants contained in this Novation Agreement and other good and valuable consideration (the receipt and sufficiency of which are hereby acknowledged by each of the parties):

(a)                                  the Remaining Party and the Transferor are each released and discharged from obligations to each other with respect to the Novated Portion of the Old Transaction and their respective rights against each other with respect to such Novated Portion, provided that such release, cancellation and discharge shall not affect any rights, liabilities or obligations of the Remaining Party or the Transferor with respect to payments or other obligations due and payable, or due to be performed, prior to the Novation Date, and all such payments and obligations shall be paid or performed by the Remaining Party or the Transferor in accordance with the terms of the Old Transaction;

(b)                                 the Transferor undertakes to assign and transfer to the Transferee its rights and interest under the Guaranty to the extent related to obligations of the Remaining Party in respect of the Novated Portion of the Old Transaction, provided that such assignment shall not affect any rights or interest with respect to payments due and payable by the Remaining Party prior to the Novation Date;

(c)                                  in respect of the New Transaction, the Remaining Party and the Transferee each undertake liabilities and obligations towards the other and acquire rights against each other, including without limitation such rights and obligations set forth in the New Transaction, identical in their terms to the Novated Portion of the corresponding Old Transaction (and, for the avoidance of doubt, as if the Transferee were the Transferor and with the Remaining Party remaining the Remaining Party, save for any rights, liabilities or obligations of the Remaining Party or the Transferor with respect to payments or other obligations due and payable or due to be performed on or prior to the Novation Date);

(d)                                 the Transferor undertakes to transfer to the Transferee any Purchased Securities transferred by the Remaining Party in respect of the Novated Portion of the Old Transaction and any Income received thereon but not yet transferred in accordance with Paragraph 5 of the Old Agreement, and the Transferor and the Remaining Party respectively agree with respect to itself only that each such transfer shall be free and clear of any security interest, lien, encumbrance or other restriction created by or in respect of it;

(e)                                  the Remaining Party and the Transferor hereby agree that the Old Transaction shall be amended to reflect a Purchase Price equal to the Remaining Portion, and that the Old Agreement and the Old Transaction otherwise shall continue in full force and effect, as amended hereby, and nothing herein shall be construed as a waiver or modification of existing rights under the Old Agreement or the Remaining Portion of the Old Transaction, except to the extent required to reflect the reduction in the Purchase Price as stated herein; and

(f)                                    the New Transaction shall be governed by and form part of the New Agreement and the relevant Novated Portion of the Old Confirmation (which, in conjunction and as deemed modified to be consistent with this Novation Agreement, shall be deemed to be a Confirmation between the Remaining Party and the Transferee), the offices of the Remaining Party and the Transferee for purposes of the New Transaction shall be the offices specified in the New Agreement, and the office of the Transferor for purposes of the Old Transaction shall be the office specified in the Old Agreement.

3.                                      Representations and Warranties.

(a)                                  On the date of this Novation Agreement and on the Novation Date:

(i)                                    Each of the parties makes to each of the other parties the representations and warranties set forth in Paragraph 10 of the Old Agreement with references in such Paragraph to “this Agreement” being deemed references to this Novation Agreement alone.

(ii)                                 The Remaining Party and the Transferor each represents to the other, and the Remaining Party and the Transferee each represent to the other, that no Event of Default with respect to it has occurred and is continuing and no such event would occur as a result of its entering into or performing its obligations, in each case with respect to the Old Agreement or the New Agreement, as the case may be, and taking into account the parties entering into and performing their obligations under this Novation Agreement.

(iii)                              Each of the Transferor and the Remaining Party represents and warrants to each other and to the Transferee that:

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(A)                              it has made no prior transfer (whether by way of security or otherwise) of the Old Agreement or any interest or obligation in or under the Old Agreement or in respect of the Old Transaction except as provided in the New Amended and Restated Base Indenture dated as of November 29, 2001 between Transferor and Bankers Trust Company (the “Base Indenture”) and the Second Amended and Restated Series 2001-1 Supplement to the Base Indenture and the Institutional Custody Agreement dated as of January 27, 2006 among Transferor, Merrill Lynch Capital Services, Inc. and The Bank of New York; and

(B)                                as of the Novation Date, all obligations of the Transferor and the Remaining Party under the Old Transaction required to be performed on or before the Novation Date have been fulfilled.

(b)                                 The Transferor makes no representation or warranty and does not assume any responsibility with respect to the legality, validity, effectiveness, adequacy or enforceability of the New Transaction or the New Agreement or any documents relating thereto and assumes no responsibility for the condition, financial or otherwise, of the Remaining Party, the Transferee or any other person or for the performance and observance by the Remaining Party, the Transferee or any other person of any of its obligations under the New Transaction or the New Agreement or any document relating thereto and any and all such conditions and warranties, whether express or implied by law or otherwise, are hereby excluded.

4.                                      Counterparts.

This Novation Agreement (and each amendment, modification and waiver in respect of it) may be executed and delivered in counterparts (including by facsimile transmission), each of which will be deemed an original.

5.                                      Costs and Expenses.

The parties will each pay their own costs and expenses (including legal fees) incurred in connection with this Novation Agreement and as a result of the negotiation, preparation and execution of this Novation Agreement.

6.                                      Amendments.

No amendment, modification or waiver in respect of this Novation Agreement will be effective unless in writing (including a writing evidenced by a facsimile transmission) and executed by each of the parties or confirmed by an exchange of telexes or electronic messages on an electronic messaging system.

7.                                      (a)  Governing Law.

This Novation Agreement will be governed by and construed in accordance with the laws of the State of New York without regard to its conflict-of-law doctrine (except for Section 5-1401 of the New York General Obligations Law).

(b)  Jurisdiction.

The terms of Section 17 of Annex I to the Old Agreement shall apply to this Novation Agreement with references in such Section to “the Agreement” being deemed references to this Novation Agreement alone.

[Signatures follow on separate page]

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IN WITNESS WHEREOF the parties have executed this Novation Agreement on the respective dates specified below with effect from and including the Novation Date.

AGILENT TECHNOLOGIES WORLD			FENWAY FUNDING, LLC,
TRADE, INC., as Remaining Party			as Transferor

By:	/s/ Hilliard C. Terry, III		By:	/s/ Bernard J. Angelo
	Name:	Hilliard C. Terry, III	Name:	Bernard J. Angelo
	Title:	Assistant Treasurer	Title:	Vice President
	Date:	September 10, 2007	Date:	September 10, 2007

EBBETS FUNDING PLC,
as Transferee

By:	/s/ Alan Geraghty
	Name:	ALAN GERAGHTY
	Title:	DIRECTOR
	Date:	September 10, 2007

SCHEDULE A

Old Transaction

Reference	Notional Amount (US$)	Novated Portion (US$)	Trade Date	Effective Date	Buyer	Seller	Pricing Rate	Purchased Securities

Project Arrow Repurchase Transaction	1,500,000,000	1,500,000,000	January 27, 2006	January 27, 2006	Fenway Capital, LLC	Agilent Technologies World Trade, Inc.	LIBOR plus 28bps	15,000 Class A Preferred Shares of Agilent Technologies (Cayco) Limited issued at US$ 100,000 per share

SCHEDULE B

Changes to New Agreement

[New Annex I to MRA]